CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S‐1 of Applied UV, Inc. and Subsidiaries, of our report dated March 30, 2021 on our audit of the consolidated financial statements of Applied UV, Inc. and Subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2020 and 2019, and the reference to us under the caption “Experts.”

/s/ Adeptus Partners, LLC

Ocean, New Jersey

December 23, 2021